UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2012

CIRCLE STAR ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)
000-53868	30-0696883
(Commission File Number)	(I.R.S. Employer Identification No.)

7065 Confederate Park Road, Suite 102
Fort Worth, Texas, 76108
(Address of principal executive offices)  (Zip Code)

(817) 744-8502
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.  Election of Directors.

The Board of Directors (the “Board”) of Circle Star Energy Corp. (the “Company”) increased the size of the Board to consist of four members and pursuant to Article 3, Section 9 of the Bylaws of the Company, Elmer Reed was appointed by the Board as a director of the Company, effective July 16, 2012, to fill the vacancy.

Elmer Reed has over 41 years of oil field service & operational  experience. Mr. Reed is currently Vice President, Executive Sales for Select Energy Services.  Prior to joining Select Energy Services, Mr. Reed worked in various management positions for BJ Services Company, Newpark Drilling Fluids, and Halliburton Energy Services where he reported directly to the President.

Mr. Reed serves on the Board of Directors of Keane Group, a drilling and completions company, and has served as Director and Secretary/Treasurer of the International Oilmen’s Golf Association for over 30 years.  Mr. Reed is active in IPAA and a lifetime member of Society of Petroleum Engineers, Houston Livestock Show and Rodeo, and Houston Farm and Ranch. Mr. Reed is a graduate of Texas Tech University with a BBA in Management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCLE STAR ENERGY CORP. (Registrant)

Dated: July 16, 2012	By: /s/ G. Jonathan Pina G. Jonathan Pina Chief Financial Officer